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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 7, 2004


                              AETHLON MEDICAL, INC.
               (Exact name of Registrant as specified in charter)


           Nevada                     000-21846                 13-3632859
(State or other jurisdiction   (Commission File Number)  (IRS Employer
 of incorporation)                                        Identification Number)

                           7825 Fay Avenue, Suite 200
                           La Jolla, California 92037
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (858) 456-5777

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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FORWARD LOOKING STATEMENTS

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM  5.          Other Events and Regulation FD Disclosure.

         Aethlon Medical, Inc. (the "Company") has completed a $673,000 private placement of common stock with accredited investors, including Fusion Capital Fund II, LLC, a Chicago based institutional investor. Aethlon entered into a common stock purchase agreement with Fusion Capital, whereby Fusion Capital has committed to buy an additional $6.0 million of Aethlon's common stock. The funds from both of these transactions will be utilized to accelerate the development and commercialization of Aethlon's treatment countermeasures against Biological Weapons, HIV/AIDS, and Hepatitis-C.

         Under terms of the $6.0 million transaction with Fusion Capital, Fusion has agreed to purchase from the Company up to $6.0 million of Aethlon's common stock over a 30-month period. Specifically, after the Securities & Exchange Commission has declared effective a registration statement, each month Aethlon has the right to sell to Fusion Capital $200,000 of its common stock at a purchase price based upon the market price of Aethlon's common stock on the date of each sale without any fixed discount to the market price. At Aethlon's sole option, Fusion Capital can be required to purchase lesser or greater amounts of common stock each month up to $6.0 million in the aggregate. The Company has the right to control the timing and the amount of stock sold to Fusion Capital. Aethlon also has the right to terminate the agreement at any time without any additional cost. Fusion Capital has agreed not to engage in any direct or indirect short selling or hedging of the common stock in any manner whatsoever.

         This announcement is not an offer to sell securities of Aethlon Medical, Inc. and any opportunity to participate in the private placement was available to a very limited group of accredited investors.


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ITEM 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired. Not applicable.

         (b)      Pro Forma Financial Information Not applicable.

         (c)      Exhibits

                  Exh. No. Description
                  -------- -----------

                  4.1 Common Stock Purchase Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated May 20, 2004

                  4.2 Registration Rights Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated May 20, 2004

                  4.3      Form of Securities Purchase Agreement

                  4.4      Form of Registration Rights Agreement

                  4.5      Form of Warrant

                  99.1     Press Release dated June 9, 2004

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 8, 2004                                 AETHLON MEDICAL, INC.

                                                    By: /s/ James A. Joyce
                                                        -------------------
                                                    James A. Joyce
                                                    Chief Executive Officer

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                         EXHIBITS FILED WITH THIS REPORT

Exh. No.    Description
--------    -----------

4.1         Common Stock Purchase Agreement by and between Aethlon Medical, Inc.
            and Fusion Capital Fund II, LLC dated May 20, 2004

4.2         Registration Rights Agreement by and between Aethlon Medical, Inc.
            and Fusion Capital Fund II, LLC dated May 20, 2004

4.3         Form of Securities Purchase Agreement

4.4         Form of Registration Rights Agreement

4.5         Form of Warrant

99.1        Press Release dated June 9, 2004